FOR IMMEDIATE RELEASE

TORRENT ANNOUNCES KEY EXECUTIVE ADDITIONS

Vancouver, British Columbia – January 17, 2006 - Torrent Energy Corporation (the “Company”) (OTCBB: TREN) is pleased to announce the following additions to its executive management team:

Mr. John D. Carlson, P. Eng., has accepted the position of President & CEO of Torrent in addition to his current role of director of the Company and Chief Operating Officer of Methane Energy Corp. (“Methane”). Mr. Carlson has also accepted appointment to the boards of Torrent’s operating subsidiaries, Methane and Cascadia Energy Corp. (“Cascadia”). He has over 25 years experience as a Registered Professional Petroleum Engineer with work experience ranging from Amoco Canada, Sproule Associates Ltd and several private and public oil and gas companies in Alberta.

Mr. Michael D. Fowler has accepted the positions of Chief Financial Officer and Corporate Secretary of Torrent as well as similar positions in Methane and Cascadia. Mr. Fowler has 30 years of senior financial management experience with a variety of companies including Northwest Energy Company, Grand Valley Gas Company, First Interstate Bank of Utah, Pacific West Bank and Tatum LLC. He holds a Master of Business Administration and a Bachelor of Science Electrical Engineering.

Mark Gustafson remains in an active role as Chairman of the Company and comments on the executive additions, “Adding John with his engineering background as our CEO is a logical step in our evolution from starting up an exploration effort in Oregon to pursuing development of this project. Likewise, Mike’s unique background in energy and banking provides us with a very experienced CFO that is critical in today’s’ public company environment. I look forward to working closely with both of them.”

Mr. Gustafson and Mr. Carlson will be presenting the Company at the Dahlman Rose & Company mid and small cap investor conference in New York on January 18 and in Boston on January 19.

About Torrent Energy Corporation

Torrent Energy Corporation is a growing exploration company focusing primarily on developing non-conventional natural gas reserves. The Company’s current focus is the exploration of the Coos Bay Basin project in southwestern Oregon through its Oregon subsidiary, Methane Energy Corp., where the Company currently has a land portfolio that is in excess of 100,000 acres. The Company is also currently evaluating the potential of the Chehalis Basin of southwestern Washington through its Washington subsidiary, Cascadia Energy Corp., where the Company has a land portfolio that includes over 115,000 acres.

For more information please visit www.torrentenergy.com.

On behalf of the Board of Directors,

TORRENT ENERGY CORPORATION

Mark Gustafson, Chairman

For more information contact:

Bruce Nurse, Corporate Communications

info@torrentenergy.com

1-800-676-TREN (8736)

Safe Harbor Statement This news release includes statements about expected future events and/or results that are forward-looking in nature and subject to risks and uncertainties. Forward-looking statements in this release include, but are not limited to, that we will pursue development of our Oregon project; that Mike Fowler's unique background in energy and banking provides us with a very experienced CFO; and that Mr. Gustafson and Mr. Carlson will be presenting the Company at the Dahlman Rose & Company mid and small cap investor conference in New York on January 18 and in Boston on January 19. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include the uncertainty of the requirements demanded by environmental agencies, the Company's ability to raise financing for operations, inability to maintain qualified employees or consultants, potential delays or obstacles in spudding, drilling, well completion or interpreting data, competing land claims or disputes over rights to the property, the likelihood that no commercial quantities of gas are found or recoverable and the possibility that we cannot attend or the show is cancelled. For more risk factors about our Company, readers should refer to risk disclosure in our latest 10-KSB filed on Edgar on June 30, 2005.